Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of City Office REIT, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Anthony Maretic, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony Maretic
Anthony Maretic
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

November 7, 2016

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to City Office REIT, Inc. and will be retained by City Office REIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.